EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2022 Third Quarter Financial Results

  Repurchased approximately 2.2 million shares of common stock representing over 5% of the shares outstanding
  Creating Home Furnishings Division with Peter Corsa as its CEO

DELAWARE, Ohio, Nov. 03, 2022 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the financial results for its fiscal 2022 third quarter. For the third quarter of fiscal 2022, total reported revenue for Franchise Group was $1.1 billion, net loss from continuing operations was $121.2 million or $3.09 per fully diluted share, Adjusted EBITDA was $73.1 million and Non-GAAP EPS was $0.59 per share. Included in net loss from continuing operations is a goodwill impairment charge of $70 million related to the Company’s American Freight Segment. On September 24, 2022, total cash on hand was approximately $72.9 million and outstanding term debt was approximately $1.1 billion.

The Company is creating a new Home Furnishing Division consisting of its American Freight, Buddy’s Home Furnishings and W.S. Badcock businesses. The division will be led by Peter Corsa, an industry veteran with a proven track record of operational excellence as the former President & COO of At Home, a value retailer of home décor products.

During the third quarter the Company repurchased approximately 2.2 million shares of its common stock for $77.9 million reducing the total shares of common stock outstanding by over 5% to 38.2 million shares.

“Please welcome Peter Corsa to FRG. Peter is perfectly aligned with FRG’s cash flow mentality and we expect him to play an invaluable role in driving best practices and synergies throughout our Home Furnishings Division, while allowing each brand to maintain its operational independence,” stated Brian Kahn, Franchise Group’s President and CEO. “Additionally, I am confident that Peter’s previous experience ramping a value retailer’s unit count, revenue, and EBITDA more than 5-fold will translate well to our American Freight brand as we seek to accelerate the growth plan for that business.”

The Company currently has six reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus; Buddy’s; Sylvan; and Badcock. The following table summarizes Revenue, Adjusted EBITDA, and Net Income/(Loss) for each of these segments. Reconciliations of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS to their respective most comparable GAAP measures, are included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months Ended			For the Nine Months Ended
	September 24, 2022			September 24, 2022
		Adjusted	Net		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)	Revenue	EBITDA	Income/(Loss)
	(In thousands)			(In thousands)
American Freight	$199,316	$(4,879)	$(82,504)	$667,157	$18,446	$(81,701)
Vitamin Shoppe	296,152	32,489	13,293	914,003	111,397	53,030
Pet Supplies Plus	323,026	27,045	10,257	926,973	78,508	29,680
Buddy's	13,160	2,631	599	42,875	11,958	5,046
Sylvan Learning	9,544	3,118	28	31,100	9,832	602
Badcock	210,278	15,342	(11,028)	699,835	67,565	535
Corporate	-	(2,671)	(51,808)	-	(8,923)	(75,054)
Total	$1,051,476	$73,076	$(121,163)	$3,281,943	$288,783	$(67,862)

Outlook
Franchise Group is updating its previously announced financial outlook for fiscal year 2022. The outlook for Revenue will remain at approximately $4.3 billion, outlook for Adjusted EBITDA is updated to approximately $350 million from $390 million and outlook for Non-GAAP EPS is updated to approximately $3.25 per share from $4.00 per share. In calculating EPS, the Company is using approximately 40.5 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating GAAP and Non-GAAP EPS, the Company is currently using an effective tax rate of approximately 27%.

The Company does not provide a quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on November 3rd at 4:30 P.M. ET to discuss its business, review financial results for its fiscal 2022 third quarter and discuss its outlook for the balance of fiscal year 2022. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. Dial in access is also accessible through the link on the website. Please register 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	September 24, 2022	December 25, 2021
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$72,931	$292,714
Current receivables, net	143,240	118,698
Current securitized receivables, net	341,083	369,567
Inventories, net	792,055	673,170
Current assets held for sale	8,816	-
Other current assets	27,128	24,063
Total current assets	1,385,253	1,478,212
Property, plant, and equipment, net	226,980	449,886
Non-current receivables, net	10,249	11,755
Non-current securitized receivables, net	44,801	47,252
Goodwill	738,083	806,536
Intangible assets, net	119,377	127,951
Tradenames	222,703	222,687
Operating lease right-of-use assets	884,197	714,741
Investment in equity securities	13,261	35,249
Other non-current assets	21,382	18,902
Total assets	$3,666,286	$3,913,171
Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term obligations	$392,772	$486,170
Current operating lease liabilities	178,622	173,101
Accounts payable and accrued expenses	401,757	410,552
Other current liabilities	37,672	50,833
Total current liabilities	1,010,823	1,120,656
Long-term obligations, excluding current installments	1,286,351	1,383,725
Non-current operating lease liabilities	719,672	557,071
Other non-current liabilities	103,683	88,888
Total liabilities	3,120,529	3,150,340

Stockholders' equity:
Common stock, $0.01 par value per share, 180,000,000 shares authorized, 38,162,700 and 40,296,688 shares issued and outstanding at September 24, 2022 and December 25, 2021, respectively.	382	403
Preferred stock, $0.01 par value per share, 20,000,000 shares authorized, and 4,541,125 issued and outstanding at September 24, 2022 and December 25, 2021, respectively.	45	45
Additional paid-in capital	410,914	475,396
Retained earnings	134,416	286,987
Total equity	545,757	762,831
Total liabilities and equity	$3,666,286	$3,913,171

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
(In thousands, except share count and per share data)	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Product	$922,887	$782,608	$2,854,060	$2,172,193
Service and other	121,738	37,891	405,666	114,659
Rental	6,851	8,327	22,217	26,077
Total revenues	1,051,476	828,826	3,281,943	2,312,929
Operating expenses:
Cost of revenue:
Product	604,969	485,682	1,822,334	1,347,673
Service and other	8,878	8,737	26,273	10,076
Rental	2,637	2,930	8,239	8,869
Total cost of revenue	616,484	497,349	1,856,846	1,366,618
Selling, general, and administrative expenses	390,999	276,714	1,173,633	780,416
Goodwill impairment	70,000	-	70,000	-
Total operating expenses	1,077,483	774,063	3,100,479	2,147,034
Income (loss) from operations	(26,007)	54,763	181,464	165,895
Other expense:
Bargain purchase gain	-	-	3,514	-
Gain on sale-leaseback transactions, net	9,371	-	59,225	-
Other	(11,278)	(13,090)	(20,400)	(49,816)
Interest expense, net	(61,236)	(21,194)	(242,402)	(91,494)
Income (loss) from continuing operations before income taxes	(89,150)	20,479	(18,599)	24,585
Income tax expense (benefit)	32,013	(15,519)	49,263	(15,600)
Income (loss) from continuing operations	(121,163)	35,998	(67,862)	40,185
Income from discontinued operations, net of tax	-	128,072	-	176,434
Net income (loss) attributable to Franchise Group, Inc.	$(121,163)	$164,070	$(67,862)	$216,619

Income per share from continuing operations:
Basic	$(3.09)	$0.84	$(1.85)	$0.84
Diluted	(3.09)	0.83	(1.85)	0.83

Net income per share:
Basic	$(3.09)	$4.02	$(1.85)	$5.23
Diluted	(3.09)	3.96	(1.85)	5.14

Weighted-average shares outstanding:
Basic	39,941,287	40,229,232	40,201,666	40,171,458
Diluted	39,941,287	40,973,736	40,201,666	40,931,423

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Nine Months Ended
(In thousands)	September 24, 2022	September 25, 2021
	(Unaudited)	(Unaudited)
Operating Activities
Net income (loss)	$(67,862)	$216,619
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	97,575	2,010
Goodwill impairment	70,000	-
Depreciation, amortization, and impairment charges	62,381	50,127
Amortization of deferred financing costs and prepayment penalties	15,069	72,316
Amortization of securitized debt discount	71,446	-
Stock-based compensation expense	14,147	9,561
Change in fair value of investment	22,138	(13,089)
Gain on sale-leaseback, bargain purchases, and sales of Company-owned stores	(65,254)	(177,067)
Other non-cash items	(2,265)	(391)
Changes in other assets and liabilities	(264,550)	(44,646)
Net cash provided by (used in) operating activities	(47,175)	115,440
Investing Activities
Purchases of property, plant, and equipment	(39,127)	(37,957)
Proceeds from sale of property, plant, and equipment	268,239	3,384
Acquisition of business, net of cash and restricted cash acquired	(3,753)	(462,821)
Divestiture of business, net of cash and restricted cash sold	-	179,471
Issuance of operating loans to franchisees	-	(17,749)
Payments received on operating loans to franchisees	-	23,103
Net cash provided by (used in) investing activities	225,359	(312,569)
Financing Activities
Dividends paid	(82,019)	(50,016)
Issuance of long-term debt and other obligations	568,319	1,306,724
Repayment of long-term debt and other obligations	(802,268)	(1,042,256)
Issuance of common stock	83	-
Issuance of preferred stock	-	79,542
Payments for repurchase of common stock	(77,876)	-
Principal payments of finance lease obligations	(2,009)	-
Payment for debt issue costs and prepayment penalty on extinguishment	(1,339)	(88,014)
Other stock compensation transactions	(858)	(47)
Net cash provided by (used in) financing activities	(397,967)	205,933
Effect of exchange rate changes on cash, net	-	34
Net increase (decrease) in cash equivalents and restricted cash	(219,783)	8,838
Cash, cash equivalents and restricted cash at beginning of period	292,714	151,502
Cash, cash equivalents and restricted cash at end of period	$72,931	$160,340
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$63,921	$39,618
Cash paid for interest	63,072	79,074
Accrued capital expenditures	4,528	3,496
Non-cash proceeds from divestiture of Liberty Tax	-	59,680
Capital expenditures funded by finance lease liabilities	-	1,211

Non-GAAP Financial Measures and Key Metrics

Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of the Company’s operating businesses and in comparing its results from period to period because they exclude items that the Company does not believe are reflective of its core or ongoing operating results. These measures are used by management to evaluate the Company’s performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalties on early debt repayment, non-cash amortization of debt issuance costs, store closures, the Badcock segment’s in-house financing operations, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 27%.

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three and nine months ended September 24, 2022.

	For the Nine Months Ended September 24, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$5,046	$29,680	$(81,701)	$53,030	$602	$535	$(75,054)	$(67,862)
Add back:
Interest expense	2,623	15,152	24,105	20,386	2,318	176,633	1,185	242,402
Income tax expense (benefit)	1,753	10,309	(4,064)	18,420	542	(1,850)	24,153	49,263
Depreciation and amortization charges	2,272	17,479	7,834	21,088	6,072	6,720	-	61,465
Total Adjustments	6,648	42,940	27,875	59,894	8,932	181,503	25,338	353,130
EBITDA	11,694	72,620	(53,826)	112,924	9,534	182,038	(49,716)	285,268
Adjustments to EBITDA
Executive severance and related costs	-	189	-	-	-	664	-	853
Litigation costs and settlements	55	-	863	746	-	-	(1,739)	(75)
Stock-based and long term executive compensation	209	4,886	201	-	280	-	13,938	19,515
Corporate compliance costs	-	-	-	-	-	-	579	579
Store closures	-	336	329	-	-	-	575	1,239
W.S. Badcock financing operations	-	-	-	-	-	(56,441)	-	(56,441)
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
Right-of-use asset impairment	-	-	738	-	-	-	-	738
Goodwill impairment	-	-	70,000	-	-	-	-	70,000
Integration costs	-	330	127	-	18	297	-	772
Divestiture costs	-	-	-	-	-	3,014	-	3,014
Acquisition costs	-	147	14	-	-	782	5,294	6,237
Gain on investment in equity securities	-	-	-	-	-	-	22,146	22,146
Acquisition bargain purchase gain	-	-	-	-	-	(3,514)	-	(3,514)
Gain on sale-leaseback and owned properties, net	-	-	-	(2,273)	-	(59,275)	-	(61,548)
Total Adjustments to EBITDA	264	5,888	72,272	(1,527)	298	(114,473)	40,793	3,515
Adjusted EBITDA	$11,958	$78,508	$18,446	$111,397	$9,832	$67,565	$(8,923)	$288,783

	For the Three Months Ended September 24, 2022
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Sylvan	Badcock	Corporate	Total
Net income (loss) from continuing operations	$599	$10,257	$(82,504)	$13,293	$28	$(11,028)	$(51,808)	$(121,163)
Add back:
Interest expense	990	5,647	8,944	7,555	869	36,500	731	61,236
Income tax expense (benefit)	208	3,563	(4,343)	4,617	2	(4,656)	32,622	32,013
Depreciation and amortization charges	764	5,744	2,747	7,143	2,087	1,392	-	19,877
Total Adjustments	1,962	14,954	7,348	19,315	2,958	33,236	33,353	113,126
EBITDA	2,561	25,211	(75,156)	32,608	2,986	22,208	(18,455)	(8,037)
Adjustments to EBITDA
Executive severance and related costs	-	34	-	-	-	562	-	597
Litigation costs and settlements	-	-	78	(119)	-	-	6	(35)
Stock-based and long term executive compensation	70	1,444	(23)	-	132	-	3,224	4,847
Corporate compliance costs	-	-	-	-	-	-	528	528
Store closures	-	43	110	-	-	-	-	153
W.S. Badcock financing operations	-	-	-	-	-	1,358	-	1,358
Prepayment penalty on early debt repayment	-	-	-	-	-	-	-	-
ROU / Long-term asset impairment	-	-	90	-	-	-	-	90
Goodwill impairment	-	-	70,000	-	-	-	-	70,000
Integration costs	-	222	22	-	-	-	-	244
Divestiture costs	-	-	-	-	-	585	-	585
Acquisition costs	-	91	-	-	-	-	744	835
Gain on investment in equity securities	-	-	-	-	-	-	11,282	11,282
Acquisition bargain purchase gain	-	-	-	-	-	-	-	-
Gain on sale-leaseback and owned properties, net	-	-	-	-	-	(9,371)	-	(9,371)
Total Adjustments to EBITDA	70	1,834	70,277	(119)	132	(6,866)	15,784	81,113
Adjusted EBITDA	$2,631	$27,045	$(4,879)	$32,489	$3,118	$15,342	$(2,671)	$73,076

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three and nine months ended September 24, 2022.

	For the Three Months Ended		For the Nine Months Ended
($ In thousands except share count and per share data)	September 24, 2022		September 24, 2022

Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$(121,163)	(3.03)	$(67,862)	$(1.69)
Less: Preferred dividend declared	(2,128)	(0.05)	(6,386)	(0.16)
Adjusted Net Income available to Common Stockholder	(123,292)	(3.09)	(74,249)	(1.85)
Add back:
Executive severance and related costs	597	0.02	853	0.02
Litigation costs and settlements	(35)	-	(75)	-
Stock-based and long term executive compensation	4,847	0.12	19,514	0.49
Corporate compliance costs	528	0.01	579	0.01
Store closures	153	-	1,240	0.03
W.S. Badcock financing operations	1,358	0.03	(56,441)	(1.40)
Prepayment penalty on early debt repayment	-	-	-	-
Right-of-use asset impairment	90	-	738	0.02
Goodwill impairment	70,000	1.75	70,000	1.74
Integration costs	244	0.01	772	0.02
Divestiture costs	585	0.02	3,014	0.07
Acquisition costs	835	0.02	6,237	0.16
Gain on investment in equity securities	11,282	0.28	22,146	0.55
Acquisition bargain purchase gain	-	-	(3,514)	(0.09)
Gain on sale-leaseback and owned properties, net	(9,371)	(0.23)	(61,548)	(1.53)
Adjustments to EBITDA	81,113	2.03	3,515	0.09
Non-cash amortization of debt issuance costs	3,037	0.08	15,069	0.37
Amortization of acquisition-related intangibles	4,316	0.11	12,761	0.32
Securitized receivables interest expense	35,349	0.89	163,557	4.07
Tax impact	22,846	0.57	4,520	0.11
Impact of diluted share count assuming non-GAAP net income	-	-	-	-
Total Adjustments to Net income (loss) from continuing operations	146,661	3.68	199,421	4.96
Non-GAAP Net Income from continuing operations / Non-GAAP diluted EPS from continuing operations	$23,369	$0.59	$125,172	$3.11
Basic weighted average shares		39,941,287		40,201,666
Non-GAAP diluted weighted average shares outstanding		39,941,287		40,201,666

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, statements regarding the expected success of its Home Furnishings Division, the Company’s stock repurchase program, including whether the Company will continue purchasing stock thereunder and the timing and amount thereof and its outlook for fiscal 2022. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 25, 2021, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161